UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         TRANSFINANCIAL HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

      Delaware                                            46-0278762
(State of Incorporation)                          (IRS Employer Identification
                                                     No.)

                          8245 Nieman Road, Suite 100
                             Lenexa, Kansas  66214
                    (Address of Principal Executive Offices)

                         TRANSFINANCIAL HOLDINGS, INC.
                         1998 LONG-TERM INCENTIVE PLAN
                              (Full Title of Plan)

                               Timothy P. O'Neil
                      President & Chief Executive Officer
                         TransFinancial Holdings, Inc.
                          8245 Nieman Road, Suite 100
                             Lenexa, Kansas  66214
                    (Name and Address of Agent for Service)

                                 (913) 859-0055
         (Telephone Number, including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE


                                      Proposed      Proposed
                                      Maximum       Maximum
   Title of            Amount         Offering      Aggregate    Amount of
Securities to           to be           Price        Offering    Registration
Be Registered         Registered      Per Share      Price          Fee


Common Stock,           (2)              (3)
$0.01 par value(1)    600,000 shares  $5.8063       $3,483,750      $968.48



     (1) Includes one preferred stock purchase right for each share of Common Stock, pursuant to the Rights Agreement dated July 14, 1998 between the registrant and UMB Bank, N.A. Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from the Common Stock.

     (2) As provided by Rule 416(a), this registration statement also covers such additional indeterminate number of shares of Common Stock as may be issuable as a result of antidilution provisions of the TransFinancial Holdings, Inc. 1998 Long-Term Incentive Plan.

     (3) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(h), based upon (a) the prices at which options for 10,000 shares granted prior to October 30, 1998 under the Plan may be exercised (at an exercise price of $9.125 per share) and (b) with respect to 590,000 shares of Common Stock remaining available for awards under the Plan, the average of the high and low prices for the Common Stock on the American Stock Exchange as of the close of business on November 3, 1998 ($5.75 per share).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed with the Securities and Exchange Commission ("Commission") by the registrant (Commission File No. 0-12321) are hereby incorporated by reference in this registration statement:

        1. The registrant's Annual Report on Form 10-K dated March 30, 1998, filed with the Commission for the fiscal year ended December 31, 1997.

        2. All reports filed with the Commission by the registrant pursuant to Section 13(a) of the Securities Exchange Act of 1934 since December 31, 1997, including the registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and the registrant's Current Reports on Form 8-K filed with the Commission on June 12, 1998 and July 16, 1998.

        3. The description of the Common Stock contained in the registration statement on Form 10 filed by the registrant with the Commission on June 27, 1983, including any amendment or report filed for the purpose of updating such description.

        4. The description of preferred stock purchase rights set forth in the registration statement on Form 8-A dated July 15, 1998, filed by the registrant with the Commission on July 16, 1998, including any amendment or report filed for the purpose of updating such description.

          In addition, all documents which are filed by the registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          Not applicable

Item 5.   Interests of Named Experts and Counsel

          Not applicable

Item 6.   Indemnification of Directors and Officers

          Limitation of Liability
          As permitted by Section 102(b) (7) of the Delaware General Corporation Law, Article Ninth of the Certificate of Incorporation of the registrant provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability: (i) for breach of the director's duty of loyalty to the registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the Delaware General Corporation Law; or
(iv) for any transaction from which the director derived an improper personal benefit. Such terms are incorporated in indemnification agreements between the registrant and each director and officer of the registrant.

          Indemnification and Insurance

          Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification of officers and directors under certain circumstances and subject to certain limitations. Article VIII of the registrant's By-Laws provides that the registrant (a) shall, with respect to any threatened, pending or completed action, suit or proceeding ("Proceeding") other than a Proceeding brought by or in the right of the registrant, indemnify any person who is or was a party or is threatened to be made a party to such Proceeding by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise ("Indemnified Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Person in connection with such Proceeding, if the Indemnified Person meets the standard of conduct set forth in Article VIII, (b) shall, with respect to any Proceeding by or in the right of the registrant, indemnify any Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by the Indemnified Person in connection with the defense or settlement of such Proceeding, if the Indemnified Person meets the standard of conduct set forth in Article VIII, and (c) shall pay reasonable expenses (including attorneys' fees) incurred by any Indemnified Person in defending any Proceeding in advance of the final disposition of such Proceeding, upon receipt by the registrant of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the registrant as provided in Article VIII. Indemnification agreements, as approved by shareholders of the registrant, indemnify directors and officers to the full extent authorized or permitted by law. Indemnification Agreements with directors and officers of the registrant further provide that the registrant may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any officer, director, employee, trustee or agent of the registrant or any person who is or was serving at the request of the registrant as an officer, director, employee, partner (general or limited), trustee or agent of another enterprise against any liability asserted against him or incurred by him in any such capacity or status.

          The registrant carries a directors' and officers' liability and company reimbursement liability insurance policy insuring the directors and officers of the registrant and its subsidiaries against losses, as defined in the policy, for which the directors and officers are not indemnified by the registrant up to $10,000,000. The policy also insures the registrant up to the same limit against amounts the registrant may be required or permitted to pay as indemnity to the directors and officers in excess of a deductible amount of $250,000 for each loss. The policy covers losses arising from claims which may be made against directors and officers between June 19, 1991 and November 20, 1998, by reason of any wrongful act, as defined in the policy, in their capacities as directors and officers.

Item 7.   Exemption from Registration Claimed

          Not applicable

Item 8.   Exhibits





Exhibit No.                                         Exhibit Description


4.1 Specimen Certificate for Shares of the registrant's common stock (incorporated by reference from Exhibit 4.3 to the registrant's Quarterly Report on Form 10-Q dated August 14, 1998, filed with the Commission for the quarter ended June 30, 1998.)

4.2 Articles Fourth, Fifth, Seventh, Eighth and Ninth of the registrant's Certificate of Incorporation (incorporated by reference from Exhibit 3(a) to the registrant's Quarterly Report on Form 10-Q dated August 5, 1997, filed with the Commission for the quarter ended June 30, 1997).

4.3     The registrant's Restated By-Laws (incorporated by reference from
        Exhibit 3(b) to the registrant's Quarterly Report on Form 10-Q dated November 12, 1997, filed with the Commission for the quarter ended September 30, 1997).

4.4 Rights Agreement dated July 14, 1998 between the registrant and UMB Bank, N.A. (incorporated by reference from Exhibit 1 to the registrant's Current Report on Form 8-K dated July 15, 1998, which was filed with the Commission on July 16, 1998).


5*      Opinion re Legality

23*     Consent of independent certified public accountants.
           *Filed herewith.

Item 9. Undertakings

    (a)    The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made of the securities registered hereby a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          provided, however, that the undertakings set forth in paragraphs 1(i) and 1(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
            (2)  That, for the purpose of determining any liability under the
             Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)The undersigned hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such information is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of

1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized in the City of Lenexa, and State of Kansas, on November 4, 1998.

                   TRANSFINANCIAL HOLDINGS, INC.


                   By /s/ Timothy P. O'Neil

                   Timothy P. O'Neil, President and
                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signatures                                Title


/s/ Timothy P. O'Neil                    President and Chief Executive Officer

TIMOTHY P. O'NEIL                        (Principal Executive Officer) and
                                           Director

/s/ Mark A. Foltz                        Vice President, Finance and Secretary

MARK A. FOLTZ                            (Principal Financial and Accounting
                                           Officer)


/s/ William D. Cox                       Chairman of the Board of Directors and

WILLIAM D. COX                           Director


/s/ Roy R. Laborde                       Vice Chairman of the Board of Directors

ROY R. LABORDE                           and Director


/s/ J. Richard Devlin                    Director

J. RICHARD DEVLIN


/s/ Harold C. Hill                       Director

HAROLD C. HILL, JR.


/s/ Clark D. Stewart                     Director

CLARK D. STEWART


/s/ David D. Taggart                     Director

DAVID D. TAGGART

Date of all signatures November 3, 1998



EXHIBIT INDEX


Exhibit No.   Exhibit Description


     5        Opinion regarding legality

    23        Consent of independent certified public accountants